Exhibit 10.22

INDEMNIFICATION AGREEMENT

BY AND AMONG

COMMSCOPE HOLDING COMPANY, INC.

AND

INDEMNITEE

[    —    ], 2013

COMMSCOPE HOLDING COMPANY, INC.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made as of [ ], 2013 by and among COMMSCOPE HOLDING COMPANY, INC., a Delaware corporation (the “Company”), COMMSCOPE, INC., a Delaware corporation (“CommScope”) and [    —    ] (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors or in other capacities unless they are provided with adequate protection against claims arising out of their service to, and activities on behalf of, the corporation;

WHEREAS, the Company is primarily a holding company and conducts its operations almost entirely through its wholly owned subsidiary, CommScope, and its direct and indirect subsidiaries and CommScope receives substantial benefit from the services of Indemnitee and other directors and officers of the Company;

WHEREAS, the Board of Directors of the Company (the “Board”) and the Board of Directors of CommScope have determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of CommScope and the Company and its stockholders and that the Company and CommScope should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for each of the Company and CommScpoe contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, the certificate of incorporation and bylaws of the Company (collectively, the “Constituent Documents”) require indemnification of the officers and directors of the Company, and, although Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), the Constituent Documents and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification; and

WHEREAS, Indemnitee does not regard the protection available under the Constituent Documents and the Company’s insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desire Indemnitee to serve in such capacity and Indemnitee is willing to serve, continue to serve or take on additional service for or on behalf of the Company on the condition that the Company enter into this Agreement and provide him with the rights set forth herein;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee, intending to be legally bound, do hereby covenant and agree as follows:

1.    Services to the Company.    Indemnitee will serve or continue to serve as an officer, director or key employee of the Company and/or one or more of its Subsidiaries or other Enterprise for so long as Indemnitee is duly elected or appointed or until his or her earlier death, resignation or removal, and, by their execution of this Agreement, the Company and CommScope confirm their request that Indemnitee serve or continue to serve as a director of the Company and in such other capacities as it may request from time to time. This Agreement shall not constitute an employment agreement, supersede any employment agreement to which Indemnitee is a party or create any right of Indemnitee to continued employment or appointment.

2.    Definitions.    As used in this Agreement:

(a)    “Affiliate” of any specified Person shall mean any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

(b)    “Agent” means any person who is or was a director (or a member of any committee of a board of directors), officer, or employee of the Company or a Subsidiary of the Company or other person authorized by the Company to act for the Company or any Enterprise, including any such person serving in such capacity as a director, officer, employee, trustee, general partner, managing member, fiduciary, agent or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a Subsidiary of the Company.

(c)    “Beneficial Owner” and “Beneficial Ownership” have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof.

(d)    “Carlyle” means TC Group V, L.L.C., a Delaware limited liability company, and any other investment fund or related management company or general partner that is an Affiliate of TC Group V, L.L.C.; provided, however, that the definition of Carlyle shall not include the Company or any of its Subsidiaries.

(e)    “Change in Control” means the earliest to occur after the date of this Agreement of any of the following events:

1.    Acquisition of Stock by Third Party.    Any Person, other than (i) Carlyle, (ii) the Company, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries acting in such capacity, or (iv) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (x) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (y) such acquisition was approved in advance by the Continuing Directors and such acquisition would not constitute a Change in Control under part (3) of this definition;

2.    Change in Board of Directors.    Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors on the date hereof or whose election for nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

3.    Corporate Transactions.    The effective date of a reorganization, merger or consolidation of the Company (a “Business Combination”), in each case, unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty-one percent (51%) of the combined voting power of the then outstanding securities of the company entitled to vote generally in the election of directors resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors; (ii) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the board of directors of the corporation or entity resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

4.    Liquidation.    The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions);

5.    Bankruptcy Event.    The Company shall file or have filed against it, and such filing shall not be dismissed, any bankruptcy, insolvency or dissolution proceedings, or a trustee, administrator or creditors committee shall be appointed to manage or supervise the affairs of the Company; or

6.    Other Events.    There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

(f)    “Corporate Status” means the status of a Person who is or was an Agent of the Company or of any Enterprise which such Person is or was serving at the request of the Company.

(g)    “Delaware Court” shall mean the Court of Chancery of the State of Delaware.

(h)    “Disinterested Director” means a director of the Company who is not and was not a party to a Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(i)    “Enterprise” means any corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its direct or indirect wholly owned Subsidiaries) is a party, Subsidiary, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or any predecessor of any of the foregoing, of which Indemnitee is or was serving at the request of the Company as an Agent.

(j)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)    “Expenses” means all reasonable direct and indirect attorneys’ fees and costs, retainers, court costs, transcript costs, fees of testifying and non-testifying experts and consultants, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements, expenses or costs incurred in connection with (a) prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, (b) any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent; (c) preparing and forwarding statements to the Company to support advances of Expenses sought hereunder, (d) for purposes of Section 14(e) only, the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, (e) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement; provided, however, that Expenses excludes amounts paid in settlement by Indemnitee or the amount of judgments or Fines against Indemnitee.

(l)    “Fines” includes any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include, but not be limited to, any service as an Agent of the Company which imposes duties on, or involves services by, such Agent with respect to an employee benefit plan, its participants or beneficiaries, including as a deemed fiduciary thereto; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(m)    “Independent Counsel” means a law firm or a member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to a Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(n)    “Losses” means judgments, Fines, liabilities, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, Fines, liabilities, penalties and amounts paid in settlement) and all costs and expenses in complying with any judgment, order, settlement agreement, stipulation or consent decree.

(o)    “Person” has the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof.

(p)    “Proceeding” shall be broadly construed and shall include, without limitation, any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism (including, but without limitation, voluntary or court-ordered mediation), investigation (whether instituted by or on behalf of the Company or its Board or a governmental authority or other party), inquiry, administrative hearing or any other actual, threatened, pending or completed judicial, administrative or arbitration proceeding (including, without limitation, any such proceeding under the Securities Act of 1933, as amended, or the Exchange Act or any other federal law, state law, statute or regulation), whether formal or informal or brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative nature, in each case, in which Indemnitee was, is or will be, or is threatened to be, involved as a party or otherwise (including but without limitation as a witness) by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action or alleged action (or failure to act or alleged failure to act) taken by him or of any action or alleged action (or failure to act or alleged failure to act) on his part while acting as an Agent of the Company, or by reason of the fact that he is or was serving at the request of the Company as an Agent of any Enterprise, in each case, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement. For purposes of determining whether Expenses were incurred in connection with a Proceeding as described in Section 2(k), the definition of Proceeding shall be met if Indemnitee in good faith believes that circumstances or events will lead to a Proceeding as defined herein.

(q)    “Subsidiary,” with respect to any Person, means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3.    Indemnification in Third-Party Proceedings.    The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified by the Company to the fullest extent permitted by law against all Losses and Expenses suffered or incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that his conduct was unlawful.

4.    Indemnification in Proceedings by or in the Right of the Company.    The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding by or in the right of the Company or any Enterprise to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified by the Company to the fullest extent permitted by law against all Expenses suffered or incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted, in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, that, no indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company, unless and only to the extent that the Delaware Court or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

5.    Partial Indemnification.    If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses or Expenses, but not for the total amount thereof, the Company shall indemnify and hold harmless Indemnitee for such portion.

6.    Indemnification for Expenses of a Witness or for the Production of Documents Pursuant to Subpoena or Other Legal Compulsion.    Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law, to the extent that Indemnitee is, by reason of his Corporate Status, (i) a witness in any Proceeding to which Indemnitee is not a party, or (ii) compelled to produce documents or other evidence pursuant to subpoena or other legal compulsion, the Company shall indemnify and hold harmless the Indemnitee against all Expenses incurred by him or on his behalf in connection therewith.

7.    Additional Indemnification Provisions.

(a)    Notwithstanding any limitation in Sections 3, 4 or 5 or in Section 145 of the DGCL or any other applicable statutory provision, the Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law if Indemnitee is made, or is threatened to be made, a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Losses and Expenses suffered or incurred by Indemnitee in connection with the Proceeding. No indemnification shall be made under this Section 7(a) on account of Indemnitee’s conduct which, through a final judicial adjudication, has been determined to constitute either a breach of Indemnitee’s duty of loyalty to the Company or its investors or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

(b)    For purposes of this Agreement, including without limitation Section 7(a) hereof, “to the fullest extent permitted by applicable law” includes, without limitation: (i) to the fullest extent authorized or permitted by the provisions of the DGCL as are in effect as of the date hereof, or any other applicable statutory provision, that authorize or contemplate indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL or other applicable statutory provision; and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL or other applicable statutory provision, adopted after the date of this Agreement that increase the extent to which the Company or any Enterprise may indemnify its Agents or other Persons holding similar fiduciary responsibilities.

8.    Contribution.    To the fullest extent permitted by applicable law, if the indemnification and hold harmless rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

9.    Exclusions.    Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification in connection with any claim made against Indemnitee:

(a)    subject in all respects to Section 16(e), for which payment has actually been received by or on behalf of Indemnitee under any insurance policy of, or other indemnification provision from, the Company or any of its Subsidiaries;

(b)    for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law; provided, however, that this Section 9(b) shall not negate Indemnitee’s right to the advancement of Expenses unless and to the extent that the Company reasonably determines that Indemnitee violated Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws and must disgorge profits in connection with such violation; provided further, however, that notwithstanding anything to the contrary stated or implied in this Section 9(b), indemnification pursuant to this Agreement relating to any Proceeding against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws shall not be prohibited if Indemnitee ultimately establishes in any a final, non-appealable judgment, by a court of competent jurisdiction, that no recovery of such profits from Indemnitee is permitted under Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws;

(c)    for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);

(d)    except as otherwise provided in Section 14(e) hereof, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee (other than by way of defense, counterclaim or crossclaim), including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding); (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law or (iii) as may be required by law; and/or

(e)    where the indemnification would be: (i) inconsistent with the law of the state of Delaware; or (ii) if there has been a settlement that is approved by a court of competent jurisdiction and provides that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by such court in approving the settlement.

10.    Advances of Expenses.

(a)    In accordance with the pre-existing requirements of the Constituent Documents, and notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the fullest extent permitted by applicable law, the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within ten (10) days after the receipt by the Company of a written request for the advancement of Expenses by Indemnitee, whether such requests for advances are made prior to or after final disposition of any action, claim, Proceeding or other matter for which Indemnitee requests such advances. The Company shall, in accordance with any such request (but without duplication) (i) pay such Expenses on behalf of Indemnitee, (ii) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (iii) reimburse Indemnitee for such Expenses. Advances shall be unsecured and interest free. Advances shall be made without regard to (i) Indemnitee’s ability to repay the Expenses or (ii) Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. This Section 10(a) shall not apply to any claim made by Indemnitee for which indemnification is excluded pursuant to Section 9(d), except as expressly provided in Section 9(d).

(b)    The Company shall not seek, nor shall it agree to, consent to, support, or agree not to contest the entry of any “bar order” or other order, decree or stipulation, pursuant to 15 U.S.C. § 78u-4 (the Private Securities Litigation Reform Act), or any similar foreign, federal or state statute, regulation, rule or law, which would have the effect of prohibiting or limiting Indemnitee’s right to receive advancement of Expenses under this Agreement.

(c)    The right to advances under this Section 10 shall in all events continue until the final, non-appealable disposition of any action, claim, Proceeding or other matter for which Indemnitee is entitled to receive such advances hereunder. The Company shall not initiate any proceeding seeking repayment of any advanced Expenses pursuant to the foregoing undertaking other than in a proceeding initiated in Delaware Court following a final, non-appealable judgment, by a court of competent jurisdiction, of the underlying and operative action, claim, Proceeding or other matter for which Indemnitee received such advanced Expenses.

(d)    Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking by Indemnitee to repay (without interest) the amounts advanced if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, from which no appeals can be taken, that Indemnitee is not entitled to be indemnified by the Company, and no other form of undertaking shall be required from Indemnitee other than the execution of this Agreement.

11.    Procedure for Notification of Indemnified Matters and Application for Indemnification; Defense of Claim.

(a)    In the event Indemnitee believes that he or she is entitled to indemnification or advancement of Expenses hereunder, Indemnitee shall promptly deliver to the Company written notice of the action, claim, Proceeding or other matter with respect to which the Indemnitee believes he or she is or may be entitled to indemnification or advancement of Expenses hereunder; provided, however, that the failure of Indemnitee to so notify the Company shall not (i) prejudice the Indemnitee’s rights hereunder or constitute a waiver thereof or (ii) relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise. Indemnitee may deliver to the Company a written application to indemnify and hold harmless Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion.

(b)    In the event Indemnitee is entitled to indemnification and/or advancement of Expenses with respect to any Proceeding, Indemnitee may, at Indemnitee’s option, (i) retain counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld, conditioned or delayed) to represent Indemnitee with respect to such Proceeding, at the sole expense of the Company, or (ii) have the Company assume the defense of Indemnitee in such Proceeding, in which case the Company shall assume the defense of such Proceeding with counsel selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) within ten (10) days of the Company’s receipt of written notice of Indemnitee’s election to cause the Company to do so. If the Company is required to assume the defense of any such Proceeding, it shall engage legal counsel for such defense, and the Company shall be solely responsible for all fees and expenses of such legal counsel and otherwise of such defense. Such legal counsel may represent both Indemnitee and the Company (and/or any other party or parties entitled to be indemnified by the Company with respect to such matter) unless, in the reasonable opinion of legal counsel to Indemnitee, there is an actual or potential conflict of interest between Indemnitee and the Company (or any other such party or parties) or there are legal defenses available to Indemnitee that are not available to the Company (or any such other party or parties). Notwithstanding either party’s assumption of responsibility for defense of a Proceeding, each party shall have the right to engage separate counsel, and participate in the Proceeding, at its own expense. The party having responsibility for defense of a Proceeding shall provide the other party and its counsel with all copies of pleadings and non-privileged or otherwise protected material correspondence relating to the Proceeding. Indemnitee and the Company shall reasonably cooperate in the defense of any Proceeding with respect to which indemnification is sought hereunder, regardless of whether the Company or Indemnitee assumes the defense thereof. The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement or compromise of a Proceeding against Indemnitee if such settlement or compromise is effected by Indemnitee without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company will not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee unless such settlement solely involves the payment of money by persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters.

12.    Procedure Upon Application for Indemnification.

(a)    A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods: (i) by the Board acting by a quorum consisting of directors who are not parties to such Proceeding upon a finding that Indemnitee has met the standard of conduct set forth in the Agreement and the DGCL; or (ii) if a quorum under subparagraph (a)(i) is not obtainable or, even if obtainable, a quorum of Disinterested Directors so directs, by the Board upon the opinion in writing of Independent Counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in this Agreement and the DGCL has been met by Indemnitee; provided, that, if a Change in Control shall have occurred, and Indemnitee so requests in writing, the determination with respect to Indemnitee’s entitlement to indemnification shall be made by Independent Counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in this Agreement and the DGCL has been met by Indemnitee.

(b)    The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the Person, Persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person, Persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Person, Persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c)    In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(c). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a Person selected by the Delaware Court, and the Person with respect to whom all objections are so resolved or the Person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial Proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). The Company shall pay the reasonable fees and Expenses of Independent Counsel and will fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(d)    Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding; provided, that, in absence of any such determination with respect to such Proceeding, the Company shall indemnify for Losses and advance Expenses with respect to such Proceeding until the Company has determined the Indemnitee not to be entitled to indemnification with respect to such Proceeding.

13.    Presumptions and Effect of Certain Proceedings.

(a)    It shall be presumed that a determination with respect to Indemnitee’s entitlement to indemnification is not required. If such a determination is required, in making the determination with respect to entitlement to indemnification hereunder, the Person, Persons or entity making such determination (including, without limitation, any Independent Counsel) shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Agreement. The Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome the presumptions set forth in the immediately preceding sentences in connection with the making by any Person, Persons or entity of any determination contrary to those presumptions by establishing that there is no reasonable basis to support them. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)    If the Person, Persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within the later of thirty (30) days after (i) receipt by the Company of the request therefor or (ii) selection of the Independent Counsel pursuant to Section 12(b), the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (x) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (y) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the Person, Persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or any Enterprise or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(d)    To the greatest extent permitted by law, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, it shall constitute a conclusive determination that Indemnitee is entitled to indemnification hereunder with respect to such Proceeding, claim, issue or matter. Further, the termination of any Proceeding or claim, issue or matter in such Proceeding by settlement (with or without court approval), entry of a plea of nolo contendere (or its equivalent) or by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Proceeding, claim, issue or matter.

(e)    For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action or failure to act is based on the records or books of account of the Company or any Enterprise, including financial statements, or on information supplied to Indemnitee by the officers, employees, boards (or committees thereof) of the Company or any Enterprise in the course of their duties, or on the advice of legal counsel or other advisors (including financial advisors and accountants) for the Company or any Enterprise or on information or records given or reports made to the Company or any Enterprise by an independent certified public accountant or by an appraiser or other expert or advisor selected by the Company or any Enterprise. The provisions of this Section 13(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(f)    The knowledge and/or actions, or failure to act, of any other Agent of the Company or any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

14.    Remedies of Indemnitee.

(a)    If a determination is made pursuant to Section 12 of this Agreement, or otherwise, that Indemnitee is not entitled to indemnification under this Agreement, or if for any other reason the Company does not make timely indemnification payments or advances of Expenses, Indemnitee shall have the right to commence a Proceeding to challenge such determination and/or to require the Company to make such payments or advances. Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee, and to have such Expenses advanced by the Company, in connection with any such Proceeding, in accordance with Sections 10 and Section 14.

(b)    In the event that a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial Proceeding or arbitration pursuant to this Section 14, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c)    If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification; or (ii) a prohibition of such indemnification under applicable law.

(d)    The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)    The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) advance to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial Proceeding or arbitration brought by Indemnitee (i) to enforce or interpret his rights under, or to recover damages for breach of, this Agreement or any other indemnification, advancement or contribution agreement, vote of stockholders or directors or provision of the Constituent Documents as now or hereafter in effect; (ii) for recovery under DGCL or any other applicable law; or (iii) for recovery or advances under any insurance policy maintained by the Company or any Enterprise for the benefit of Indemnitee, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance, contribution or insurance recovery, as the case may be. It is the intent of the Company that the Indemnitee not be required to incur legal fees or other expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder.

(f)    Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies or is obliged to indemnify for the period commencing with the date on which Indemnitee requests indemnification, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

15.    Security.    Notwithstanding anything herein to the contrary, to the extent requested by the Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

16.    Non-Exclusivity; Priority of Payments; Survival of Rights; Insurance; Subrogation; Information Sharing.

(a)    The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Constituent Documents, any agreement, a vote of stockholders or a resolution of directors, any insurance policy or otherwise. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. No amendment, alteration or repeal of this Agreement or of any provision hereof or any relevant provisions of the DGCL shall limit or restrict any right of Indemnitee in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Constituent Documents or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

(b)    The DGCL and the Constituent Documents permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against him or incurred by or on behalf of him or in such capacity as Agent of the Company, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(c)    To the extent that the Company maintains any insurance policy providing liability insurance for any Agents of the Company or any Enterprise which Agent serves at the request of the Company (such policy being referred to for purposes of this Section 16(c) as the “D&O Insurance”), Indemnitee shall be covered by such D&O Insurance policy in accordance with its terms in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and any Enterprises’ then current directors and officers. In the event (i) that (A) such insurance ceases to cover acts and omissions occurring during all or any part of the period of Indemnitee’s Corporate Status or (B) the Company determines to reduce materially or not to renew its directors’ and officers’ liability insurance, the Company will purchase six (6) year tail coverage D&O Insurance, on terms and conditions substantially similar to the existing D&O Insurance and through the Company’s insurance broker (“Comparable Coverage”), for the benefit of the directors, officers, employees or other Agents of the Company or any other Enterprise (including Indemnitee) who had served in such capacity prior to the reduction, termination or expiration of the coverage; or (ii) of a

Change in Control, the Company will either (A) purchase six (6) year tail coverage D&O Insurance with Comparable Coverage for the benefit of the directors, officers, employees or other Agents of the Company or any other Enterprise (including Indemnitee) who had served in such capacity prior to the closing of the transaction or the occurrence of the event constituting the Change in Control, and/or (B) as applicable, cause the acquiring entity or person to purchase such coverage and require the acquiring entity or person to deliver proof of the purchase of such coverage, in form and substance satisfactory to the Company, at or prior to the closing of the transaction or the occurrence of the event constituting the Change in Control; provided, however, that this clause (ii) shall not apply if, in connection with the Change in Control, there is no material reduction or non-renewal of the existing D&O Insurance coverage for the benefit of the directors, officers, employees or other Agents of the Company or any other Enterprise (including Indemnitee) who served in such capacity prior to the closing of the transaction or the occurrence of the event constituting the Change in Control for the six (6) year period following the date of such closing or event.

(d)    If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise) and the Company has applicable (or potentially applicable) liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, to or on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Notwithstanding anything to contrary herein, the Company shall not be required to pay any amount hereunder if and to the extent that Indemnitee has actually received payment of such amount under any insurance policy of the Company or other Enterprise, but the Company shall not be excused from any obligation hereunder due to the availability of any such insurance coverage, subject to the Company’s right to seek reimbursement of any amounts paid by the Company pursuant to any applicable insurance policy in accordance with, and subject to, Section 16(e). Nothing in this Agreement is intended or shall be construed to limit or reduce the rights of the Company, Carlyle, Indemnitee or any other individuals or entities pursuant to any insurance policy, or to limit or reduce the obligations of any insurer pursuant to any insurance policy or otherwise. The foregoing notwithstanding, to the extent a claim for which indemnification or advancement of Expenses is available hereunder is covered by any insurance policy, (i) the issuer of such policy shall not be entitled to seek recovery from the Company or Carlyle, by subrogation or otherwise, solely by virtue of this Agreement, and (ii) nothing in this Agreement shall limit the Company’s or Carlyle’s right to pursue any claim for recovery or reimbursement of amounts paid under this Agreement under any insurance policy. Indemnitee shall engage in reasonable, good faith efforts to cause the Company’s (and the Enterprises’, as applicable) insurance to apply on a primary basis with respect to any other insurance that may be applicable to matters indemnified hereunder, including without limitation insurance procured for the benefit of the Indemnitee by Carlyle.

(e)    In the event of any payment under this Agreement, the Company shall not be subrogated to, and hereby waives any rights to be subrogated to, any rights of recovery of Indemnitee, including rights of indemnification provided to Indemnitee from any other person or entity with whom Indemnitee may be associated (including, without limitation, Carlyle) as well as any rights to contribution that might otherwise exist; provided, however, that the Company shall be subrogated to the extent of any such payment of all rights of recovery of Indemnitee under insurance policies of the Company or any of its Subsidiaries.

(f)    The indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee.

(g)    The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise (including, for the avoidance of doubt and without limitation, CommScope pursuant to Section 25 hereof). Notwithstanding any other provision of this Agreement to the contrary, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any Person or entity other than the Company.

(h)    The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more Persons with whom or which Indemnitee may be associated (including, without limitation, Carlyle or any former Carlyle entity). The Company hereby acknowledges and agrees that (i) the Company shall be the indemnitor of first resort with respect to any Proceeding, Expense, Loss or matter that is the subject of any of the Company’s obligations to provide indemnification to Indemnitee and advance Expenses to Indemnitee under this Agreement (collectively, the “Indemnity Obligations”), (ii) the Company shall be primarily liable for all Indemnity Obligations and any indemnification afforded to Indemnitee in respect of any Proceeding, Expense, Loss or matter that is the subject of the Indemnity Obligations, whether created by law, organizational or constituent documents, contract (including this Agreement) or otherwise, (iii) any obligation of any other Persons with whom or which Indemnitee may be associated (including, without limitation, Carlyle or any former Carlyle entity) to indemnify Indemnitee and/or advance Expenses to Indemnitee in respect of any Proceeding shall be secondary to the obligations of the Company hereunder, (iv) the Company shall be required to indemnify Indemnitee and advance Expenses to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated (including, without limitation, Carlyle or any former Carlyle entity) or insurer of any such Person and (v) the Company irrevocably waives, relinquishes and releases (1) any other Person with whom or which Indemnitee may be associated (including, without limitation, Carlyle or any former Carlyle entity) from any claim of contribution, subrogation, reimbursement, exoneration or indemnification, or any other recovery of any kind in respect of amounts paid by the Company hereunder; and (2) any right to participate in any claim or remedy of Indemnitee against any other Person (including, without limitation, Carlyle or any former Carlyle entity), whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Person (including, without limitation, Carlyle or any former Carlyle entity), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. In the event any other Person with whom or which Indemnitee may be associated (including, without limitation, Carlyle or any former Carlyle entity) or their insurers advances or extinguishes any liability or loss which is the subject of any Indemnity Obligation owed by the Company or payable under any other Indemnification Arrangements or insurance policy provided under this Agreement, the payor shall have a right of subrogation against the Company and its insurer or insurers for all amounts so paid which would otherwise be payable by the Company or its insurer or insurers. In no event will payment of an Indemnity Obligation of the Company by any other Person with whom or which Indemnitee may be associated (including, without limitation, Carlyle or any former Carlyle entity) or their insurers affect the obligations of the Company hereunder or shift primary liability for any Indemnity Obligation to any other Person with whom or which Indemnitee may be associated (including, without limitation, Carlyle or any former Carlyle entity). Any indemnification and/or insurance or advancement of Expenses provided by any other Person with whom or which Indemnitee may be associated (including, without limitation, Carlyle or any former Carlyle entity) with respect to any Loss arising as a result of Indemnitee’s Corporate Status or capacity as an officer or director of any Person is specifically in excess over any Indemnity Obligation of the Company or any valid and collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Company or an Enterprise, and any obligation to provide indemnification and/or insurance or advance Expenses of any other Person with whom or which Indemnitee may be associated (including, without limitation, Carlyle or any former Carlyle entity) shall be reduced by any amount that Indemnitee collects from the Company or the Enterprises or their respective insurers as an indemnification payment or advancement of Expenses pursuant to this Agreement.

17.    Period of Limitations.    No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any of its subsidiaries against Indemnitee or Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators or assigns after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period, provided that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

18.    Duration of Agreement; Claims against Indemnitee.    All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as an Agent of the Company or of any Enterprise and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of his Corporate Status, whether or not he is acting in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. In addition to, and without limiting, the foregoing: (i) the rights and obligations set forth in this Agreement shall not be terminated without the prior written consent of the parties hereto, nor shall any change in Indemnitee’s Corporate Status (including, without limitation, any termination of Indemnitee’s status as an officer, director, employee or Agent of, or attorney for, the Company) affect the Indemnitee’s rights hereunder with respect to indemnified matters arising pursuant to the terms hereof; (ii) no amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal; and (iii) this Agreement shall be effective as of the date set forth on the first page, and this Agreement shall apply to any indemnifiable actions, events or omissions occurring prior to such date if the Indemnitee was an Agent of the Company or any Enterprise which Indemnitee served at the request of the Company at the time such actions, events or omissions occurred.

19.    Severability.    If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

20.    Enforcement and Binding Effect.

(a)    The Company and CommScope expressly confirm and agree that they have entered into this Agreement and assumed the obligations imposed on them hereby in order to induce Indemnitee to serve as a director, officer or key employee of the Company or one or more of its direct or indirect Subsidiaries or an Enterprise, and the Company and CommScope acknowledge that Indemnitee is relying upon this Agreement in serving as an Agent therefor.

(b)    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of Indemnitee’s rights under the Constituent Documents, any other Indemnification Agreement or other right to indemnification, contribution or advancement of expenses available from time to time to Indemnitee and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

(c)    The indemnification and advancement of Expenses provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be an Agent of the Company or of any Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d)    The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e)    The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court in which the action was brought, and the Company hereby waives any such requirement of such a bond or undertaking.

21.    Modification and Waiver.    No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. Except as otherwise expressly provided herein, the rights of a party hereunder (including the right to enforce the obligations hereunder of the other parties) may be waived only with the written consent of such party, and no waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

22.    Notices.    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery, if delivered by hand and receipted for by the party to whom said notice or other communication shall have been delivered, (ii) on the first business day following the date of dispatch, if delivered by a recognized next day courier service or (iii) on the third business day after the date of mailing, if mailed by certified or registered mail, properly addressed, with postage prepaid:

(a)    If to Indemnitee, at the address on file with the Company for such Indemnitee or such other address as Indemnitee shall provide in writing to the Company.

(b)    If to the Company, to:

 1100 CommScope Place, SE

 Hickory, NC 28602

 Attn: General Counsel

or to any other address as may have been furnished to Indemnitee in writing by the Company.

23.    Applicable Law and Consent to Jurisdiction.    This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

24.    Arbitration.

(a)    Any dispute, claim or controversy arising out of, relating to, or in connection with this Agreement, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be finally determined by arbitration. The arbitration shall be administered by JAMS. If the disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Comprehensive Arbitration Rules and Procedures (“JAMS Comprehensive Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties. If no disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Streamlined Arbitration Rules and Procedures (“JAMS Streamlined Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties.

(b)    The seat of the arbitration shall be New York, New York. The parties submit to jurisdiction in the state and federal courts of the State of New York for the limited purpose of enforcing this agreement to arbitrate.

(c)    The arbitration shall be conducted by one neutral arbitrator unless the parties agree otherwise. The parties agree to seek to reach agreement on the identity of the arbitrator within thirty days after the initiation of arbitration. If the parties are unable to reach agreement on the identity of the arbitrator within such time, then the appointment of the arbitrator shall be made in accordance with the process set forth in JAMS Comprehensive Rule 15.

(d)    The arbitration award shall be in writing, state the reasons for the award, and be final and binding on the parties. The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the attorneys’ fees of the prevailing party. Judgment on the award maybe entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. Notwithstanding applicable state law, the arbitration and this agreement to arbitrate shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1, et seq.

(e)    The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, JAMS, the parties, their counsel, accountants and auditors, insurers and re-insurers, and any person necessary to the conduct of the proceeding. The confidentiality obligations shall not apply (x) if disclosure is required by law, or in judicial or administrative proceedings, or (y) as far as disclosure is necessary to enforce the rights arising out of the award.

25.    Joint and Several Liability.    CommScope acknowledges and agrees that it is jointly and severally liable for all Indemnity Obligations of the Company hereunder.

26.    Identical Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed (and delivered by facsimile or other electronic transmission) by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

27.    Third-Party Beneficiaries.    Carlyle is an intended third-party beneficiary of this Agreement.

28.    Miscellaneous.    Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

COMMSCOPE HOLDING COMPANY, INC.

By:
Name:	Marvin S. Edwards
Title:	President and Chief Executive Officer

COMMSCOPE, INC.

By:
Name:	Marvin S. Edwards
Title:	President and Chief Executive Officer

INDEMNITEE:

By:
Name:

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